SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2004

Monster Worldwide, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue

New York, NY 10017

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7000

None.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01.             OTHER EVENTS.

                As disclosed by Monster Worldwide, Inc. (the “Company”) in a Current Report on Form 8-K filed on December 10, 2004 (the “Prior 8-K”), in order to sharpen its focus on its Monster division business, the Company has been reassessing the ability of its continental European Advertising & Communications businesses to help maximize the Monster division’s profitability. In connection therewith and as disclosed in the Prior 8-K, the Company previously transferred to its former local management the Company’s French Advertising & Communications business and entered into an agreement to transfer to its local management the Company’s Netherlands Advertising & Communications business.  The Netherlands transaction closed on December 13, 2004.  In addition, today the Company has transferred to its respective local management its German and its Belgian Advertising & Communications businesses.  None of these transfers is material or includes significant assets. It is anticipated that there will be no disruption of client services.

(All other items on this report are inapplicable.)

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ Myron Olesnyckyj
Myron Olesnyckyj
Senior Vice President and General Counsel

Dated: December 22, 2004